Exhibit 107
Calculation of Filing Fee Table
FORM S-3/A
(Form Type)
DYNEX CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(o)			(6)
	Equity	Preferred Stock, par value $0.01 per share				(6)
	Debt	Debt Securities(4)				(6)
	Other	Warrants(5)				(6)
	Other	Units				(6)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf				$642,070,345	0.0001531	$98,300.97
Fees Previously Paid	—	—	—	—	—	—	—	—
	Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	(7)
	Equity	Preferred Stock, par value $0.01 per share	415(a)(6)	(7)
	Debt	Debt Securities(4)	415(a)(6)	(7)
	Other	Warrants(5)	415(a)(6)	(7)
	Other	Units	415(a)(6)	(7)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(7)		$107,929,655			Form S-3	333-257318	August 3, 2021	$11,775.13
	Total Offering Amounts					$750,000,000		$98,300.97(7)
	Total Fees Previously Paid							89,239.03(7)
	Total Fee Offsets							—
	Net Fee Due							$9,061.94(7)

(1)    There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, debt securities, warrants and units of the registrant as shall have an aggregate initial offering price not to exceed $750,000,000. Any of the securities may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for common stock, preferred stock, debt securities, warrants and units that provide for such conversion or exchange.
(2)    The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
(3)    The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)    Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $750,000,000, together with the other securities issued hereunder.

Exhibit 107
(5)    The warrants represent rights to purchase other securities of the registrant registered hereunder.
(6)    Not required to be included in accordance with General Instruction II.D of Form S-3 and Rule 457(o) of the General Rules and Regulations.
(7)    Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the registrant is carrying forward to this registration statement $107,929,493 of unsold securities (the “Unsold Securities”) that have previously been registered under the Registrant’s registration statement on Form S-3 (File No. 333-257318) filed on June 23, 2021, and declared effective on August 3, 2021 (the “Prior Registration Statement”), and the registration fee of $11,775.13 will continue to be applied to the Unsold Securities that are being carried forward to this registration statement (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $642,070,345 (the “New Securities”), which aggregate offering price is not specified as to each class of security. The registrant previously paid $89,239.03 of the registration fee in the filing on August 1, 2024 and is paying the balance of the registration fee in the amount of $9,061.94 in connection with this amendment. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.